Exhibit 5.1

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022

+1 212 446 4800	Facsimile: +1 212 446 4900

www.kirkland.com

April 18, 2024

Aja HoldCo, Inc. 51 Astor Place, 10th Floor New York, New York 10003

Ladies and Gentlemen:

We have acted as special legal counsel to Aja HoldCo, Inc., a Delaware corporation (“New Adagio”), in connection with the Registration Statement on Form S-4, initially publicly filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 18, 2024 pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as the same may be amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated February 13, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), by and among ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Adagio Medical, Inc., a Delaware corporation (“Adagio”), New Adagio, Aja Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), and Aja Merger Sub 2, Inc, a Delaware corporation (“Adagio Merger Sub”).

Pursuant to the Business Combination Agreement, ARYA Merger Sub will merge with and into ARYA (the “ARYA Merger”) and Adagio Merger Sub will merge with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with ARYA and Adagio surviving the Mergers and, after giving effect to such Mergers, each of ARYA and Adagio will become a wholly-owned subsidiary of New Adagio.

Upon the consummation of the ARYA Merger, (A) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of ARYA (the “Class A Ordinary Shares”) that is not redeemed in connection with the Business Combination will be automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.001 per share, of New Adagio (the “New Adagio Common Stock”); (B) up to 370,000 shares of New Adagio Common Stock will be issued to the Sponsor in connection with the Sponsor’s option to convert and contribute to ARYA the principal amount outstanding under the convertible promissory notes issued by ARYA to the Sponsor (the “Convertible Promissory Notes”) in exchange for Class A Ordinary Shares at a conversion price of $10.00 per share; and (C) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of ARYA (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”) will be automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than 1,147,500 shares of New Adagio Common Stock that will be issuable to ARYA Sciences Holdings IV, a Cayman Islands exempted company (the “Sponsor”),  upon certain vesting conditions (the “Vesting Shares”).

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Aja HoldCo, Inc. April 18, 2024 Page 2
Upon the consummation of the Adagio Merger, up to 2,400,000 shares of New Adagio Common Stock will be issued to existing equityholders of Adagio (the “Adagio Equityholder Shares”).

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of up to 9,306,516 shares of New Adagio Common Stock, representing (a) up to 3,799,016 shares to be issued to the holders of Class A Ordinary Shares; (b) up to 370,000 shares to be issued to the Sponsor upon conversion of the principal amount outstanding under the Convertible Promissory Notes (the “ARYA Promissory Note Shares”); (c) up to 2,737,500 shares to be issued to the holders of Class B Ordinary Shares, assuming the issuance to the Sponsor of the Vesting Shares; and (d) the Adagio Equityholder Shares.  Collectively, the shares of New Adagio Common Stock referred to in clauses (a) through (d) are referred to herein as the “Issuable Shares”.

In connection with the preparation of this opinion, we have, among other things, read:

(a)	a copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(b)	the Registration Statement;

(c)	the form of proposed certificate of incorporation of New Adagio (the “New Adagio Certificate of Incorporation”), in the form filed as Exhibit 3.2 to the Registration Statement;

(d)	the form of proposed bylaws of New Adagio, in the form filed as Exhibit 3.3 to the Registration Statement; and

(e)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

Aja HoldCo, Inc. April 18, 2024 Page 3
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of ARYA, New Adagio and Adagio and others as to factual matters.

Based upon and subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that upon (i) the effectiveness of the Mergers and (ii) the filing of the New Adagio Certificate of Incorporation with the Secretary of State of the State of Delaware, when issued, the Issuable Shares will be duly authorized, validly issued, fully paid and non-assessable.

In addition, in rendering the foregoing opinions we have assumed that the proposed form of the New Adagio Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without material alteration or amendment, will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law (the “DGCL”), that no other certificate or document has been filed with the Secretary of State of the State of Delaware and that New Adagio will pay all fees and other charges required to be paid in connection with the filing of the New Adagio Certificate of Incorporation.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Issuable Shares.

Aja HoldCo, Inc. April 18, 2024 Page 4
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the DGCL be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP